As filed with the Securities and Exchange Commission on May 28, 1998

                                                      Registration No. 333-33019


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM SB-2/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ROYAL ALOHA DEVELOPMENT COMPANY
              (Exact name of small business issuer in its charter)

          Nevada                    6552                     86-0858827
    (State or other          (Primary Standard            (I.R.S. Employer
    ---------------          -----------------            ----------------
    jurisdiction of        Industrial Classification      Identification No.)
    incorporation or            Code Number)
     organization)

                         ROYAL ALOHA DEVELOPMENT COMPANY
                        1505 Dillingham Blvd., Suite 212
                             Honolulu, Hawaii 96817
                                 (808) 848-0322
                                 (888) 847-8801
          (Address and telephone number of principal executive offices)

                            360 East Desert Inn Road
                             Las Vegas, Nevada 89109
          (Address of principal place of business or intended principal place of business.)


                       JACK R. CORTEWAY, PRESIDENT AND CEO
                         ROYAL ALOHA DEVELOPMENT COMPANY
                         1505 Dillingham Blvd. Suite 212
                             Honolulu, Hawaii 96817
                                 (808) 847-8050
                                 (800) 367-5212
            (Name, address and telephone number of agent for service)


                          Copies of communications to:
                             HARRY E. McCOY II, ESQ.
                            C. PARKINSON LLOYD, ESQ.
                        Ballard Spahr Andrews & Ingersoll
                        201 South Main Street, Suite 1200
                            Salt Lake City, UT 84111

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE

Title of                        Proposed
Each Class        Dollar        Maximum      Proposed
of Securities     Amount        Offering     Maximum               Amount of
to be             to be         Price Per    Aggregate             Registration
Registered        Registered    Note (1)     Offering Price        Fee(1)
----------        ----------    --------     --------------        ------------
13% Eight         $9,200,000      100%        $9,200,000           $2,714
Year Deferred
Interest
Subordinated
Notes

(1) The Company already paid $2,576 with the original filing, based on the proposed offering amount of $8,500,000. In light of the increase to $9,200,000, the Company has wire transferred the remaining $138.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

ITEM 27(a).       Index of Exhibits

Exhibit Number

 1 Underwriting Agreement between Royal Aloha Development Company and First Financial Equity Corporation, dated March 20, 1998.*

 1.1 Amendment to Placement Agreement between Royal Aloha Development Company and First Financial Equity Corporation, dated March 28, 1998.


 3.1 Articles of Incorporation of Royal Aloha Development Company, filed February 27, 1997.*

 3.2 Bylaws of Royal Aloha Development Company adopted by the Board of Directors on March 5, 1997.*

 4 Form of Indenture, dated __________, between Royal Aloha Development Company and First Trust of New York, N.A., as Trustee, including Form of Note.*

 5       Opinion of Ballard Spahr Andrews & Ingersoll.*

10.1 Escrow Agreement, dated April 1, 1998 between Royal Aloha Development Company and U.S. Bank Trust National Association, as Escrow Agent.*

10.4 Operating Agreement between Royal Aloha Vacation Club and Royal Aloha Development Company.*

10.5 Tax Sharing Agreement between Royal Aloha Vacation Club and Royal Aloha Development Company.*

10.6 Interval International, Inc. Preliminary Qualification letter dated July 30, 1997.*

23.1     Consent of Ernst & Young LLP.*

23.2 Consent of Ballard Spahr Andrews & Ingersoll (included in its opinion filed as Exhibit 5).*

23.3     Consent of Donald R. Beach.*

24 Power of Attorney (included on signature pages to this Registration Statement).*

27       Financial Data Schedule.*

99       Appraisal of Property by Donald R. Beach, C.A.E.S.P.A.*
------------------
*        Previously filed.

                                   SIGNATURES


                  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on May 26, 1998.

                                      ROYAL ALOHA DEVELOPMENT COMPANY


                                      By: /s/ Jack R. Corteway
                                         -------------------------------------
                                         Jack R. Corteway
                                         President and Chief Executive Officer


                  In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date stated.


Signature                       Title                         Date
---------                       -----                         ----

 /s/ Jack R. Corteway
---------------------------    President, Chief Executive    May 26, 1998
Jack R. Corteway               Officer, Treasurer and
                               Director (Principal
                               Executive Officer)



         *
---------------------------    Vice President, Controller    ______, 1998
Stephen C. W. Lin              and Secretary (Principal
                               Financial Officer and
                               Principal Accounting
                               Officer)


         *
---------------------------    Director                      ______, 1998
Bernard J. McKenna


         *
---------------------------    Director                      ______, 1998
Theodore A. Rohde


*By: /s/ Jack R. Corteway
    -----------------------
       Jack R. Corteway
       Attorney-in-Fact